UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2011

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2011, Quality Distribution, Inc. (the “Company”) and its wholly owned subsidiary, Quality Distribution, LLC (“QD LLC”), entered into a Credit Agreement (the “Credit Agreement”) for a new senior secured asset-based revolving credit facility (the “ABL Facility”) with Bank of America, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and the lenders party thereto from time to time. The ABL Facility provides for a revolving credit facility with a maturity of five years and a maximum borrowing capacity of $250.0 million. The ABL Facility includes borrowing capacity of up to $150.0 million for letters of credit and up to $30.0 million for swingline borrowings on same-day notice. The new ABL Facility replaces the Company’s and QD LLC’s existing asset-based revolving credit facility entered into on December 18, 2007 and its related collateral arrangements and guarantees.

Borrowings under the ABL Facility bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a base rate or LIBOR. The initial applicable margin is 1.25% for base rate borrowings and 2.25% for LIBOR borrowings. The applicable margin for borrowings will be reduced or increased based on aggregate borrowing base availability under the ABL Facility. In addition to paying interest on outstanding principal under the ABL Facility, the Company will be required to pay an unutilized commitment fee to the lenders quarterly at a rate ranging from 0.25% to 0.50%, depending on the average utilization of the ABL facility during a quarter. The Company must also pay customary letter of credit fees quarterly. The Company may voluntarily repay outstanding loans under the ABL Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

The ABL Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability, and the ability of the Company’s subsidiaries, to sell assets; incur additional indebtedness; prepay other indebtedness (including the 9.875% Second-Priority Senior Secured Notes due 2018 issued by QD LLC and QD Capital Corporation); pay dividends and distributions or repurchase their capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness, including the Company’s 9.875% Second-Priority Senior Secured Notes due 2018; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries. The ABL Facility also contains certain customary affirmative covenants and events of default.

The proceeds of the ABL Facility were used to repay all outstanding indebtedness under the Company’s existing asset-based revolving credit facility, to repay related fees and expenses, and, going forward, will be used for working capital needs, to finance capital expenditures and acquisitions, and for general corporate purposes.

All obligations under the ABL Facility are guaranteed by the Company and the Company’s wholly-owned domestic restricted subsidiaries (other than immaterial subsidiaries) pursuant to a Guarantee and Collateral Agreement, dated as of August 19, 2011, among the Company, QD LLC, each of the Company’s subsidiaries party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “Guarantee and Collateral Agreement”). Further, pursuant to the Guarantee and Collateral Agreement obligations under the ABL Facility, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by a first priority lien on substantially all of the assets of QD LLC and the guarantors.

The foregoing description of the ABL Facility, Credit Agreement and the Guarantee and Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Guarantee and Collateral Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated in this Item 1.01 by reference.

The Credit Agreement has been filed with this report to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company. Representations, warranties and covenants in the Credit Agreement were made only for purposes of the Credit Agreement, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Credit Agreement. Representations and warranties in the Credit

Agreement may have been made as of specific dates and for purposes of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Credit Agreement, dated as of August 19, 2011, by and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, Bank of America, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and the lenders party thereto from time to time.

10.2	Guarantee and Collateral Agreement, dated as of August 19, 2011, by and among Quality Distribution, Inc., Quality Distribution, LLC, each of the Company’s subsidiaries party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: August 22, 2011	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Executive Vice President and Chief Financial Officer